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                                                                   EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 25, 2000 relating to the financial statements and to the financial statement schedule of Next Generation Network, Inc. as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                          /s/ McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
February 25, 2000